UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant                [_]

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MEDCATH CORPORATION (Name of Registrant as Specified In Its Charter) N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders
To Be Held March 2, 2004

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of MedCath Corporation (the “Company”) to be held at the Company’s executive offices, 10720 Sikes Places, Suite 300, Charlotte, North Carolina, on March 2, 2004, 10:00 a.m., Eastern Standard Time, to consider and act upon each of the following matters:

1.	To elect three individuals to the board of directors to serve for a three-year term as Class III directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending September 30, 2004; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

     These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on January 14, 2004, the record date, are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the meeting. A list of those stockholders will be available for inspection at the Company’s executive offices during ordinary business hours for the ten-day period prior to the annual meeting.

By Order of the Board of Directors

James E. Harris Secretary
Charlotte, North Carolina January 27, 2004

     Whether or not you expect to attend the meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

MEDCATH CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 2, 2004

GENERAL

Meeting Date, Time, and Location

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MedCath Corporation (“MedCath” or the “Company”) for use at the annual meeting of stockholders to be held at the Company’s executive offices, 10720 Sikes Place, Suite 300, Charlotte, North Carolina on Tuesday, March 2, 2004, at 10:00 a.m. Eastern Standard Time and at any adjournments or postponements of the meeting.

Proxy Procedures

     All proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, the enclosed appointment of proxy (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any appointment of proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the secretary of the Company; or (ii) attending the annual meeting and voting in person.

Record Date

     Only stockholders of record as of the close of business on January 14, 2004, the record date fixed by the board of directors, will be entitled to vote at the annual meeting and at any adjournments or postponements of the meeting. As of January 14, 2004, there were an aggregate of 17,980,332 shares of common stock, par value $.01 per share, outstanding and entitled to vote. Each share is entitled to one vote.

     The board of directors is not aware of any other matter to be presented at the annual meeting. If any other matter upon which a vote may properly be taken should be presented at the annual meeting, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as attorneys in the appointment of proxy.

     The Company’s Annual Report on Form 10-K containing its consolidated financial statements for the fiscal year ended September 30, 2003 is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying appointment of proxy will be mailed to stockholders on or about January 27, 2004.

Voting Procedures

     Quorum Requirements. The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker-nonvotes are counted as present for purposes of determining the presence or absence of a quorum for the annual meeting.

     Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. The three nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the annual meeting will be elected for a three-year term. Shares represented by proxies received by the board of directors and not marked to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, the stockholder’s shares will not be counted toward the nominee’s achievement of a plurality.

     Ratification of Independent Accountants. The affirmative vote of the majority of shares present, in person or represented by proxy, and voting at the annual meeting is required for ratification of the appointment of the independent accountants for the fiscal year ending September 30, 2004. Abstentions and broker nonvotes are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

     Other Matters. If any other matter not discussed in this proxy statement should be presented at the annual meeting upon which a vote may be properly taken, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as attorneys in the appointment of proxy.

ELECTION OF DIRECTORS

     Pursuant to the Company’s certificate of incorporation, the board of directors is divided into three classes, with three directors currently serving in each class. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The terms of the Class III directors will expire at this annual meeting. All directors will hold office until their successors have been duly elected and qualified.

     Edward A. Gilhuly and Adam H. Clammer have been designated by Kohlberg Kravis Roberts & Co., L.P. (“KKR”) and Paul B. Queally has been designated by Welsh, Carson, Anderson & Stowe (“Welsh, Carson”) as nominees for re-election as Class III directors. See “Certain Transactions — Stockholders’ Agreements.” Shares represented by all proxies received by the board of directors and not marked to withhold authority to vote for these nominees will be voted for their election. The board of directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person designated by KKR or Welsh, Carson or nominated by the board of directors, or for fixing the number of directors at a lesser number.

     The following table provides information about each director.

Name	Age	Class	Term Expires	Business Experience

Adam H. Clammer (1)(2)	33	III	2004	Mr. Clammer has been a director since 2002. Mr. Clammer is an associate with Kohlberg Kravis Roberts & Co., L.P. Prior to joining Kohlberg Kravis Roberts & Co. in 1995, Mr. Clammer was with Morgan Stanley & Co. in its mergers and acquisitions department. He also serves as a director of AEP Industries Inc.

Edward A. Gilhuly (3)	44	III	2004	Mr. Gilhuly has been a director since August 1998. He has been an executive of Kohlberg Kravis Roberts & Co., L.P. since 1986 and a general partner since January 1995, before becoming a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P., in January 1996. Mr. Gilhuly is managing director of Kohlberg Kravis Roberts & Co. Ltd., the London-based affiliate of Kohlberg Kravis Roberts & Co., L.P. He also serves as a director of Owens-Illinois, Inc., Rockwood Specialties, Inc. and Layne Christensen Company.

Paul B. Queally (3)(2)	39	III	2004	Mr. Queally has been a director since August 1998. He has been a general partner at Welsh, Carson, Anderson & Stowe since January 1996. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Queally was a general partner of the Sprout Group, the private equity group of Credit Suisse First Boston. He also serves as a director of AmeriPath, Inc., Concentra Inc., LabOne, Inc., United Surgical Partners International, Inc. and a number of private companies.

John T. Casey	57	II	2005	Mr. Casey has been a director since May 2000, and was elected president and chief executive officer in September 2003. From 1997 to 1999, he served as chairman and chief executive officer of Physician Reliance Network, Inc., an oncology practice management company that subsequently merged with US Oncology, Inc. From 1995 to 1997, Mr. Casey was the chief executive officer of Intecare, LLC, which developed joint venture partnerships with hospitals and integrated healthcare systems. From 1991 to 1995, he served as president and chief operating officer of American Medical International, which merged with National Medical Enterprises in 1995 to form Tenet Healthcare Corporation, where Mr. Casey served as vice-chairman.

Stephen R. Puckett	51	II	2005	Mr. Puckett has served as chairman of the board of directors since founding MedCath in 1988. He served as president and chief executive officer from that time until December 1999. From 1984 to 1989, Mr. Puckett served as executive vice president and chief operating officer of the Charlotte Mecklenburg Hospital Authority, a large multi-hospital system, and from 1981 to 1983, he served as its senior vice president. He also serves as a director of PharmaNetics, Inc. and a number of private companies.

Name	Age	Class	Term Expires	Business Experience

Ruth G. Shaw (1)	55	II	2005	Ms. Shaw has been a director since January 2003. She is president of Duke Power Company, a public utility that is one of the principal subsidiaries of Duke Energy Corporation. From 1997 to January 2003, she served as executive vice president and chief administrative officer of Duke Energy Corporation. Ms. Shaw also serves as a director of Wachovia Corporation and a number of non-profit entities.

Robert S. McCoy, Jr. (2)(4)	65	I	2006	Mr. McCoy has served as a director since October 2003. Prior to his retirement in August 2003, he served as vice chairman of Wachovia Corporation (“Wachovia”) and co-chaired the effort to integrate Wachovia and First Union Corporation after their merger in September 2001. Prior to the merger, he served as vice chairman and chief financial officer of Wachovia. Mr. McCoy had been with Wachovia since its 1991 acquisition of South Carolina National Corporation, where he served as president. Prior to that, he was a partner with Price Waterhouse (now PricewaterhouseCoopers). Mr. McCoy also serves as director of Krispy Kreme Donuts, Inc.

John B. McKinnon (3)(4)	69	I	2006	Mr. McKinnon has been a director since March 2001. He also served as a director from 1996 until 1998. From 1989 until his retirement in 1995, Mr. McKinnon served as the dean of the Babcock Graduate School of Management at Wake Forest University. From 1986 to 1988, he served as president of Sara Lee Corporation. Mr. McKinnon also serves as a director of Ruby Tuesday, Inc. and a number of private companies.

Galen D. Powers (1)(4)	67	I	2006	Mr. Powers has been a director since October 1998. He is the senior founder and served as president of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, from 1983 to 2001. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration and has served as a director and the president of the National Health Lawyers Association. He serves as a director and chairman of the audit committee of Health Management Holdings, Inc. and as a director of a number of private companies in the healthcare industry.

(1)	Indicates a member of the compliance committee.
(2)	Indicates a member of the nominating committee.
(3)	Indicates a member of the compensation committee.
(4)	Indicates a member of the audit committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table on the following page presents information concerning the beneficial ownership of the shares of MedCath common stock outstanding as of January 14, 2004 for:

•	each person who is known to be the beneficial owner of five percent or more of the outstanding shares of MedCath’s common stock,

•	each current or former executive officer of the Company listed on the summary compensation table that appears elsewhere in this proxy statement,

•	each director of the Company, and

•	MedCath’s current executive officers and directors as a group.

     Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, MedCath believes each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable within 60 days of January 14, 2004 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of another person.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned (1)	Outstanding

Edward A. Gilhuly (2)	5,586,522	31.1
MedCath 1998 LLC (2)	5,568,522	31.0
Paul B. Queally (3)	5,093,814	28.3
Welsh, Carson, Anderson & Stowe VII, L.P. (3)	5,071,867	28.2
Wellington Management Company, LLP (4)	1,358,100	7.6
Stephen R. Puckett (5)	937,880	5.2
David Nierenberg, The D3 Funds (6)	909,320	5.1
David Crane	300,924	1.7
James E. Harris	107,500	*
Thomas K. Hearn, III	62,250	*
Michael G. Servais	60,170	*
WCAS Healthcare Partners, LP	52,632	*
John B. McKinnon	54,000	*
John T. Casey	39,500	*
Joan McCanless	33,750	*
Galen D. Powers	18,000	*
Adam H. Clammer	10,500	*
Ruth G. Shaw	7,000	*
Robert S. McCoy, Jr.	3,500	*
Dennis I. Kelly	—	*
Directors and executive officers, as a group (13 persons)	11,954,216	66.5

*	Indicates less than one percent ownership.

(1)	The following shares of common stock subject to options currently exercisable or exercisable within 60 days of January 14, 2004 are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person: Edward A. Gilhuly, 18,000; Paul B. Queally, 18,000; Stephen R. Puckett, 343,858; James E. Harris, 107,500; Thomas K. Hearn, III, 57,950; John B. McKinnon, 14,000; John T. Casey, 12,500; Joan McCanless, 33,750; Galen D. Powers, 18,000; Adam H. Clammer, 10,500; Ruth G. Shaw, 7,000; and Robert S. McCoy, Jr., 3,500.

(2)	MedCath 1998 LLC is a limited liability company of which KKR 1996 Fund, L.P. is the managing member. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund, L.P. Mr. Gilhuly, a director of MedCath, and Henry R. Kravis, George R. Roberts, Perry Golkin, Michael T. Tokarz, Paul E. Raether, Michael W. Michelson, James H. Greene, Scott M. Stuart, Todd Fisher, Johannes Huth, Alexander Navab and Neil Richardson are the members of KKR 1996 GP LLC. Messrs. Kravis and Roberts constitute the management committee of KKR 1996 GP LLC. Each of the individuals who are the members of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership of such shares. Mr. Chung is also an executive of Kohlberg Kravis Roberts & Co., L.P. and a limited partner of KKR Associates 1996 L.P. Mr. Chung disclaims that he is the beneficial owner of securities in which he has no economic interest. The address of each such entity and person is c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)	Mr. Queally is the general partner of the sole general partner of Welsh, Carson, Anderson & Stowe VII, L.P. and may be deemed to beneficially own all of the shares of common stock owned by that entity. Their address is 320 Park Avenue, Suite 2500, New York, NY 10022-6815.

(4)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The Schedule 13G filed by this stockholder indicates that this stockholder, in its capacity as investment adviser, may be deemed to have sole power to vote 910,300 shares and shared dispositive power with respect to 1,358,100 shares.

(5)	Includes 450,650 shares held by two limited partnerships controlled by Mr. Puckett, which may be deemed to be beneficially owned by Mr. Puckett.

(6)	The address of this stockholder is 19605 N.E. 8th Street, Camas, Washington 98607. The Schedule 13D filed by this stockholder on October 7, 2003 indicates that David Nierenburg is the president of the entity that serves as the general partner of The D3 Family Fund, L.P., The D3 Family Retirement Fund, L.P., The D3 Children’s Fund, L.P., and The D3 Offshore Fund, L.P., which have sole voting and dispositive power over 596,736 shares, 208,970 shares, 45,584 shares and 58,030 shares, respectively.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the annual and long-term compensation for each of the past three fiscal years of (i) each person who served as the Company’s chief executive officer during fiscal 2003; (ii) each of the Company’s executive officers incumbent at September 30, 2003; and (iii) two other former executive officers of the Company (collectively, the “Named Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
	Annual Compensation			Securities
	Fiscal	Salary	Bonus	Underlying Options	All Other
Name and Principal Position	Year	($)	($)	Granted (#)	Compensation ($)

Current Executives:

John T. Casey	2003	42,610	50,000	363,500	15,817	(1)
President and Chief Executive Officer	2002	—	—	3,500	21,000
	2001	—	—	3,500	—

James E. Harris	2003	301,225	60,000	30,000	3,358	(2)
Executive Vice President and Chief	2002	295,882	216,000	—	3,000
Financial Officer	2001	250,000	172,500	—	2,634

Thomas K. Hearn, III	2003	230,000	45,000	11,000	3,000	(3)
President, Diagnostics Division	2002	206,000	103,000	—	3,473
	2001	200,000	100,000	—	2,643

Joan McCanless	2003	192,500	40,000	15,000	3,101	(3)
Senior Vice President Risk Management	2002	181,058	87,500	—	2,784
and Decision Support / Corporate	2001	161,250	80,000	20,000	2,667
Compliance Officer

Former Executives:

David Crane	2003	481,629	—	—	1,040,159	(4)
	2002	478,519	450,000	—	3,000
	2001	447,548	317,500	—	2,550

Dennis I. Kelly	2003	293,882	—	20,000	381,409	(5)
	2002	259,221	196,000	—	2,758
	2001	230,000	159,000	26,000	6,115

Michael G. Servais	2003	231,314	—	40,000	464,925	(6)
	2002	332,154	256,000	—	3,000
	2001	310,000	213,500	—	2,804

(1)	Amount comprised of $15,500 in board of directors and committee meeting fees paid to Mr. Casey in fiscal 2003 prior to becoming an executive officer and matching contributions to the Company’s 401(k) plans of $317.

(2)	Amount comprised of matching contributions to the Company’s 401(k) plans of $3,358.

(3)	Amount comprised solely of matching contributions to the Company’s 401(k) Plan.

(4)	Mr. Crane resigned as the Company’s president and chief executive officer in September 2003. Pursuant to the severance provisions of his employment agreement, Mr. Crane will receive salary continuation payments in an amount equal to two times his final base salary in bi-weekly installments during the year following his termination of employment. Amount comprised of salary continuation payments of $974,571, payments for earned but unused vacation days of $40,432, estimated medical insurance premiums of $19,348, and matching contributions to the Company’s 401(k) plans of $5,808.

(5)	Mr. Kelly resigned as the Company’s chief operating officer in September 2003. Pursuant to the severance provisions of his employment agreement, Mr. Kelly will receive salary continuation payments in an amount equal to his final base salary in bi-weekly installments during the year following his termination of employment. Amount comprised of salary continuation payments of $335,549, payments for earned but unused vacation days of $32,330, estimated medical insurance premiums of $9,642, and matching contributions to the Company’s 401(k) plans of $3,888. A company formed by Mr. Kelly has agreed to serve as a government relations consultant for MedCath on a non-exclusive basis under a $20,000 per month retainer arrangement.

(6)	Mr. Servais resigned as the Company’s chief operating officer in June 2003. Pursuant to the severance provisions of his employment agreement, Mr. Servais will receive salary continuation payments in an amount equal to his final base salary in bi-weekly installments during the year following his termination of employment. Amount comprised of salary continuation payments of $415,086, payments for earned but unused vacation days of $38,400, estimated medical insurance premiums of $7,959, and matching contributions to the Company’s 401(k) plans of $3,480.

Option Grants in Last Fiscal Year

     The following table sets forth grants of stock options granted during the fiscal year ended September 30, 2003 to the Named Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of	Percent of Total				Grant
	Securities	Options Granted	Exercise			Date
	Underlying Options	to Employees in	Price	Expiration		Present
	Granted (#)	Fiscal Year	($/Sh)	Date		Value ($) (1)

Current Executives:
John T. Casey (2)	360,000	43.5	9.34	9-3-13		2,059,200
James E. Harris	30,000	3.6	10.80	10-2-12		194,400
Joan McCanless	15,000	1.8	10.80	10-2-12		97,200
Thomas K. Hearn, III	11,000	1.3	10.80	10-2-12		71,280

Former Executives:
Michael G. Servais	40,000	4.8	10.80	10-2-12	(3)	259,200
Dennis I. Kelly	20,000	2.4	10.80	10-2-12	(3)	129,600

(1)	The grant date present value of this option grant was determined using the Black-Scholes option-pricing model, assuming an expected life of eight years, risk-free interest rate of 5.11%, and expected volatility of 54%.
(2)	Amounts presented do not include 3,500 options granted to Mr. Casey during fiscal 2003 prior to becoming an executive officer. See “Corporate Governance — Compensation of Directors.”
(3)	These options expire 90 days following termination of the former executive’s employment.

Option Exercises and Fiscal Year-End Values

     The following table sets forth information with respect to options to purchase the Company’s common stock granted to the Named Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended September 30, 2003; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at September 30, 2003; and (iv) the value of such unexercised options at September 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying			Value of Unexercised
			Unexercised Options at			In-the-Money Options at
	Shares Acquired	Value	September 30, 2003 (#)			September 30, 2003 ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable			Exercisable/Unexercisable
Current Executives:

John T. Casey	—	—	12,500	/	360,000	0	/	0

James E. Harris	—	—	75,000	/	105,000	0	/	0

Thomas K. Hearn, III	—	—	48,900	/	44,900	0	/	0

Joan McCanless	—	—	26,666	/	38,334	0	/	0

Former Executives: (2)

David Crane (3)	—	—	421,131	/	225,000	202,570	/	0

Michael G. Servais	—	—	71,390	/	0	0	/	0

Dennis I. Kelly	—	—	68,166	/	71,834	0	/	0

(1)	The dollar value of unexpired, in-the-money options represents the difference between the closing stock price of $10.34 per share at September 30, 2003 and the exercise prices of the options.
(2)	Exercisable options held by former executive officers remained exercisable for 90 days subsequent to their termination.
(3)	Exercisable amount includes 175,000 options subject to an agreement to purchase stock currently in dispute. See “Certain Transactions - Contracts to Purchase Stock.”

     The following table provides information regarding the Company’s equity compensation plans.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding Securities
	Options, Warrants,	Outstanding	Reflected in the
	and Rights as of	Options, Warrants,	Initial Column) as of
Plan Category	September 30, 2003	and Rights	September 30, 2003

Equity compensation plans approved by stockholders*	3,037,872	$15.86	302,123

Equity compensation plans not approved by stockholders	—	—	—

Total	3,037,872	$15.86	302,123

*	These plans consist of the 1998 Stock Option Plan for Key Employees and the 2000 Outside Directors’ Stock Option Plan.

Executive Employment Agreements

     John T. Casey. MedCath entered into an employment agreement with Mr. Casey, president and chief executive officer, on September 3, 2003. The agreement provides for an initial term of five years and will automatically renew for one additional year unless terminated by either party. Mr. Casey’s employment agreement provides for an initial base salary of $550,000 annually. His base salary will be adjusted annually at the discretion of the board of directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company, as it exists from time to time.

     In addition to his base salary, Mr. Casey is eligible for an annual cash bonus equal to a percentage of his base salary. The bonus for each fiscal year will be tied to either the Company’s earnings per share as reported in its annual financial statements excluding any extraordinary or nonrecurring items set forth therein (“EPS”) and the annual EPS target for that year, or such other applicable performance targets, as are established by the compensation committee of the board of directors. On or before the beginning of each fiscal year, the compensation committee will establish an EPS target or other applicable performance target for that year. At the end of each fiscal year, Mr. Casey will be paid a target bonus based upon the following formula:

•	if the Company’s actual performance results equal 80% of the target or greater (the “Bonus Growth Percentage”), then Mr. Casey’s target bonus will be the Bonus Growth Percentage multiplied by 50% of his base salary for the fiscal year, subject to a maximum Bonus Growth Percentage of 200%, or 100% of Mr. Casey’s base salary.

•	if the Bonus Growth Percentage is less than 80%, no Bonus will be earned or paid.

     If MedCath terminates Mr. Casey’s employment without cause or if Mr. Casey terminates his employment for “good reason,” he will be entitled to receive severance payments equal to one times his annual base salary (if such termination occurs prior to September 3, 2004) or two times his annual base salary (if such termination occurs after September 3, 2004) at the time of termination payable over 12 months and a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. He is also entitled to continued coverage under MedCath’s medical, disability, and life insurance plans at MedCath’s expense until the earlier of two years from the date of termination or until he is covered by comparable benefit plans by another employer. If MedCath terminates Mr. Casey’s employment with cause or if he terminates his employment without “good reason,” he is only entitled to a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. This agreement also contains a non-competition provision that prohibits Mr. Casey from competing with MedCath, either directly or indirectly, for a period of 12 months following termination of his employment. In addition, he has agreed not to hire or solicit MedCath’s employees during this time.

     James E. Harris. MedCath entered into an employment agreement with Mr. Harris, executive vice president and chief financial officer, on October 8, 1999. The agreement provides for an initial term of four years, which automatically renews for one additional year unless terminated by either party. The annual base salary of Mr. Harris is subject to annual adjustment at the discretion of MedCath’s board of directors. He is entitled to an annual cash bonus based on a formula set forth in the agreement, which is tied to either a measure of MedCath’s earnings per share, the annual earnings per share target for a given year or other performance targets established by the board. If MedCath terminates Mr. Harris’ employment without cause or if he terminates his employment for “good reason,” he is entitled to receive one times his annual base salary at the time of termination payable over 12 months, except in the case of a termination after a change of control which entitles him to payment of two times his annual base salary payable over the same period, a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements payable within 30 days of termination and continued coverage under MedCath’s medical, disability and life insurance plans until the earlier of 12 months or until he is covered by comparable benefit plans by another employer. If MedCath terminates Mr. Harris’ employment with cause or if he terminates employment without “good reason,” he is only entitled to a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. Mr. Harris’s employment agreement also contains non-competition and non-solicitation provisions. The non-competition provision prohibits him from competing against MedCath, either directly or indirectly, within 50 miles of a facility that either existed or was being developed during his employment for a period of one year following termination of employment. The non-solicitation provision prohibits Mr. Harris from hiring or soliciting MedCath’s employees during the same one year period.

     Thomas K. Hearn, III. MedCath entered into an employment agreement with Mr. Hearn, president of the Company’s diagnostics division, on December 3, 1999 and amended it on December 21, 2001. The agreement provides for an annual base salary that is subject to annual adjustment at the discretion of the Company, and participation in an annual discretionary bonus plan. Mr. Hearn’s agreement also provides for severance arrangements if his employment is terminated without cause or for “good reason.” If MedCath terminates Mr. Hearn’s employment without cause or if he terminates employment for “good reason,” he will be entitled to receive one times his annual base salary at the time of termination payable over 12 months, except in the case of a termination after a change of control, which will entitle Mr. Hearn to payment of two times his annual base salary payable over the same period. In either case, he will also receive a lump sum cash payment for any accrued but not yet paid vacation. Mr. Hearn’s severance payments will be discontinued if he secures other substantially full-time employment or earns, on a monthly basis, at least 75% of the amount of his final monthly salary at any time during the 12 month post-termination period. If MedCath terminates Mr. Hearn’s employment with cause or if he terminates employment without “good reason,” he is entitled only to a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. The agreement prohibits Mr. Hearn from competing against MedCath, either directly or indirectly, within 75 miles of a facility that either existed or was being developed during his employment for a period of 18 months following termination of employment. The agreement also prohibits him from hiring or soliciting MedCath’s employees during a period of one year following termination.

     Joan McCanless. MedCath entered into an employment agreement with Ms. McCanless, senior vice president — risk management and decision support and corporate compliance officer, on August 28, 1995. The agreement provides for an annual base salary that is subject to annual adjustment at the discretion of the Company, and participation in an annual discretionary bonus plan. Ms. McCanless’ agreement also provides for severance arrangements if her employment is terminated without cause. If MedCath terminates Ms. McCanless’ employment without cause, she will be entitled to receive her base salary and accrued bonuses on a monthly basis for a six-month period following her termination. Ms. McCanless’ severance payments will be discontinued if she secures other substantially full-time employment or earns, on a monthly basis, at least 75% of the amount of her final monthly salary at any time during the six month post-termination period. The agreement also prohibits Ms. McCanless from competing against MedCath, either directly or indirectly, within 75 miles of a facility where the Company has provided cardiology services during her term of employment or made a written proposal to provide such services as a result of her efforts.

Compensation Committee Report on Executive Compensation

     General. The Company’s executive compensation program is administered by the compensation committee of the board of directors. The compensation committee has structured the Company’s compensation program with a view toward ensuring the financial strength of the Company, encouraging high levels of growth, and maximizing long-term stockholder value. The goal of the compensation committee is to establish compensation levels that will enable the Company to attract, motivate, reward, and retain qualified executives. The program is designed to focus and direct the energies and efforts of key executives toward achieving specific Company, divisional, and strategic objectives. The program has three principal components: base salary, discretionary cash bonuses, and long-term incentive compensation paid in the form of stock options. In addition, executive officers may elect to participate in the Company’s tax-deferred savings plan and other benefit plans generally available to all employees.

     The compensation committee periodically retains one or more consulting firms with expertise in executive compensation to assess the Company’s competitiveness in the labor markets relevant to its business. These firms are retained to review and compare the Company’s compensation program with compensation levels and practices for similar positions in public companies of comparable size and industry type. Although there is limited overlap between the companies included in these surveys and the companies included in the industry index used in the performance graph that appears elsewhere in this proxy statement, the compensation committee believes that the companies included in these surveys accurately reflect the markets in which the Company competes for executive officers.

     Base Salary. Each of the Company’s executive officers, including the chief executive officer, receives a base salary that is adjusted annually to reflect changes in market conditions, the Company’s performance and individual responsibilities. The initial base salaries for executive officers, including the chief executive officer, were fixed pursuant to written employment agreements. Annual adjustments in the base salaries of all executive officers other than the chief executive officer are determined by the compensation committee based upon a combination of data derived from surveys of compensation levels for similar positions in public companies of comparable size and industry type, a subjective review of the officer’s performance by the chief executive officer, and the attainment of financial and operational objectives, with no specified weight being given to any of these factors. Fiscal 2003 base salary levels for all executive officers other than the chief executive officer were established by the compensation committee based upon the above criteria.

     Cash Bonus Awards. To reward superior performance and contributions made by key executives, the Company awards discretionary cash bonuses annually based on the achievement of specific financial and operational goals. The financial and operational goals for each individual officer are derived from those established by the compensation committee for the chief executive officer. The relevant goals and the weight assigned to each goal are tailored to each executive officer based upon his or her area of responsibility. For fiscal 2003, the Company’s executive officers, other than the chief executive officer, who were incumbent at September 30, 2003 received discretionary cash bonuses ranging from 19% to 21% of their base salaries. The maximum amount of discretionary cash bonus for each executive officer is determined at the beginning of each fiscal year and is expressed as a percentage of annual base salary. Each officer receives a detailed memorandum setting forth the financial and operational goals that must be achieved in order to earn the maximum discretionary cash bonus and the relative weight assigned to each goal. Individual cash incentive awards are determined at the end of the fiscal year based upon achievement of the specified financial and operational goals.

     Stock Option Awards. Pursuant to the Company’s 1998 Stock Option Plan, the Company may award its executive officers and key employees incentive stock options and nonqualified stock options. Grants under this plan typically are made to cover a four-year period. Under the plan, the compensation committee may grant option awards and determine the exercise period, exercise price, and such other conditions and restrictions as it deems appropriate for each grant. Awards made to executive officers in fiscal 2003 were based upon a subjective evaluation of each officer’s performance. In late 2003, the compensation committee engaged a consulting firm with expertise in executive compensation matters to assist the committee in evaluating the effectiveness of the Company’s equity-based compensation arrangements for all employees, including the executive officers. The compensation committee will consider the recommendations of this firm in administering the plan in fiscal 2004.

     Chief Executive Officer Compensation. David Crane served as president and chief executive officer through September 3, 2003. John T. Casey, who has been a director of the Company since May 2000, was named president and chief executive officer following Mr. Crane’s resignation.

     The initial base compensation of Mr. Crane was determined in January 2000 pursuant to the terms of his employment agreement with the Company. Mr. Crane’s employment agreement provided for a minimum annual salary of $400,000, but further provided that Mr. Crane was entitled to such salary increases and bonuses as the compensation committee may approve from time to time. In fiscal 2003, the compensation committee increased Mr. Crane’s base salary from $450,000 to $468,000. The compensation committee based this increase on a survey of compensation levels for chief executive officers of public companies of comparable size in the healthcare facilities industry, a subjective review of his performance, and the Company’s attainment of financial and operational objectives during fiscal year 2002, with no specified weight being given to any of these factors. Mr. Crane received no cash bonus or stock option awards in fiscal 2003. For details regarding Mr. Crane’s severance arrangements, see “ — Summary Compensation Table.”

     Mr. Casey’s initial base compensation of $550,000, signing bonus of $50,000, and initial option grant covering 360,000 shares were determined pursuant to the terms of his employment agreement with the Company. See “Executive Employment Agreements — John T. Casey.”

     Deductibility of Certain Executive Compensation. Under federal income tax law, a public company may not deduct non-performance based compensation in excess of $1.0 million paid to its chief executive officer or any of its four highest paid other executive officers. No executive officer of the Company received in fiscal 2003 non-

performance based compensation in excess of this limit. The compensation committee currently intends to continue to manage MedCath’s executive compensation program in a manner that will maximize federal income tax deductions. However, the compensation committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of the Company.

Respectfully submitted,

Stephen R. Puckett, Chairman (resigned in December 2003) John T. Casey (resigned in September 2003) Edward A. Gilhuly Paul B. Queally John B. McKinnon (appointed in September 2003)

Compensation Committee Interlocks and Insider Participation

     In fiscal 2003, the compensation committee of the board of directors was composed of Messrs. Casey, Gilhuly, Puckett, and Queally.

     Messrs. Gilhuly and Queally are neither employees nor officers of the Company. Mr. Gilhuly is an executive and general partner of Kohlberg Kravis Roberts & Co., L.P. (“KKR”). Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe (“Welsh, Carson”). See “Certain Transactions” for a discussion of transactions and certain business relationships between the Company, KKR, and Welsh, Carson.

     Mr. Puckett has a four year employment agreement as chairman of the board, which is described under “— Compensation of Directors — Employment Agreement with Stephen R. Puckett.” Mr. Puckett resigned from the compensation committee in December 2003 due to a pending change in the Nasdaq listing standards that will require each member of the compensation committee to be an independent director. Mr. Casey resigned from the compensation committee in September 2003 following his election as president and chief executive officer.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative return on the Company’s stock from July 24, 2001, the date on which the Company’s stock commenced trading on the Nasdaq National Market, through September 30, 2003, as compared to the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the cumulative return of the Standard & Poor’s Health Care Facilities Index. The graph assumes that $100 was invested on July 24, 2001 in each of (1) the Company’s common stock, (2) The Nasdaq Stock Market (U.S. Companies) Index and (3) the Standard & Poor’s Health Care Facilities Index and that all dividends were reinvested.

COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
AMONG MEDCATH CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P HEALTH CARE FACILITIES INDEX

	Cumulative Total Return

	7/01	7/01	8/01	9/01	10/01	11/01	12/01	1/02	2/02	3/02	4/02	5/02	6/02	7/02

MEDCATH CORPORATION	100.00	85.60	73.60	64.60	79.24	79.76	67.12	86.84	69.80	69.84	72.20	77.40	68.40	67.80
NASDAQ STOCK MARKET (U.S.)	100.00	93.65	83.45	69.39	78.29	89.44	90.19	89.51	80.20	85.46	78.36	74.90	68.12	61.90
S & P HEALTH CARE FACILITIES	100.00	104.31	103.96	103.74	93.98	95.57	94.25	98.51	92.40	105.02	113.54	114.51	109.52	107.05

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cumulative Total Return

	8/02	9/02	10/02	11/02	12/02	1/03	2/03	3/03	4/03	5/03	6/03	7/03	8/03	9/03

MEDCATH CORPORATION	66.36	45.20	45.04	41.00	40.00	38.64	27.20	20.64	18.08	22.64	23.80	31.00	37.76	41.36
NASDAQ STOCK MARKET (U.S.)	61.24	54.66	62.13	69.05	62.36	61.68	62.55	62.73	68.43	74.44	75.63	80.85	84.37	83.27
S & P HEALTH CARE FACILITIES	102.53	104.97	81.77	68.52	68.05	70.77	68.92	65.75	54.53	58.44	53.25	59.47	64.98	62.71

CORPORATE GOVERNANCE

Meetings and Committees

     The board of directors of the Company held eight meetings during the fiscal year ended September 30, 2003. The Company had standing compensation, audit, and compliance committees during fiscal 2003.

     Messrs. Gilhuly, McKinnon, and Queally serve as members of the compensation committee. Mr. Casey resigned from the compensation committee in September 2003, when he became president and chief executive officer, and was replaced by Mr. McKinnon. Mr. Puckett resigned from the compensation committee in December 2003. The compensation committee determines the amount and type of compensation paid to senior management, establishes and reviews general policies relating to compensation and benefits of employees, and administers the Company’s stock option plans. The compensation committee held four meetings during fiscal 2003.

     Messrs. McKinnon, McCoy, and Powers serve as members of the audit committee. Mr. Casey resigned from the audit committee in September 2003, when he became president and chief executive officer, and was replaced by Mr. McCoy when he became a member of the board in October 2003. The audit committee oversees the accounting and financial reporting processes of the Company, independent audits of its financial statements, and corporate governance matters. The audit committee held 14 meetings during fiscal 2003. The audit committee charter, which was amended in December 2003, is attached to this proxy statement as Appendix A.

     Messrs. Clammer and Powers serve as members of the compliance committee, the compliance committee oversees the implementation of the Company’s compliance program, which is to ensure that the Company’s operations at all levels are conducted in compliance with applicable federal and state laws regarding both public and private healthcare programs. The compliance committee held three meetings during fiscal 2003.

     In December 2003, the board of directors established a nominating committee comprised of independent directors that will consider nominees for director subsequent to the annual meeting. Messers. Clammer, McCoy, and Queally will serve as members of the nominating committee. The nominating committee charter is attached to this proxy statement as Appendix B. The nominating committee will consider nominations submitted by stockholders who comply with the notice procedures provided under the Company’s bylaws. Nominations may be made by any stockholder who is entitled to vote for the election of the director so nominated. To be considered by the committee, nominations must be received in writing by the secretary of the Company (i) in the case of an annual meeting, not less than 45 days or more than 75 days prior to the first anniversary of the preceding year’s annual meeting, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of 90 days prior to the annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. The notice must include all information relating to the nominee that would be required to be disclosed in solicitations of proxies for election of directors under regulations promulgated by the Securities and Exchange Commission (the “SEC”). The notice also must include (A) the name and address, as they appear on the records of the Company, of the stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (B) the class and number of shares of the Company which are beneficially owned and owned of record by the stockholder of record and such beneficial owner.

Compensation of Directors

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors and for meetings of any committees of the board of directors on which they serve. Non-employee directors receive a fee of $3,500 per regularly scheduled meeting attended and $500 per informal meetings held via teleconference. Non-employee directors also receive a fee of $1,000 per committee meeting attended. The chairman of each committee receives an additional fee of $500 per committee meeting attended.

     Directors who are not executive officers of the Company are granted options under the Company’s Outside Directors’ Stock Option Plan to purchase 3,500 shares of the Company’s common stock upon becoming a director and as of the first day of each fiscal year, if the director was re-elected as a director or was continuing as a director as of the adjournment of the immediately preceding annual stockholders meeting. These options have an exercise price equal to the fair market value of the Company’s common stock at the date of grant, are exercisable immediately, and expire ten years from the date of grant.

     The following table sets forth the options granted to directors under the Outside Directors’ Stock Option Plan during the fiscal year ended September 30, 2003.

	Grant	No. of	Exercise
Name	Date	Shares	Price

John T. Casey	10-1-02	3,500	$11.35
Adam H. Clammer	10-1-02	3,500	$11.35
Edward A. Gilhuly	10-1-02	3,500	$11.35
John B. McKinnon	10-1-02	3,500	$11.35
Galen D. Powers	10-1-02	3,500	$11.35
Paul B. Queally	10-1-02	3,500	$11.35
Ruth G. Shaw	1-17-03	3,500	$9.34

Employment Agreement with Stephen R. Puckett

     Mr. Puckett has a four year employment agreement as MedCath’s chairman of the board, which commenced on July 1, 2000. This agreement provides for an initial term of four years and automatically renews for one additional year unless terminated by either party. Mr. Puckett’s employment agreement provides for an initial base salary of $100,000. Mr. Puckett has committed to devote at least 50 days per year to MedCath’s business. He will be paid $3,000 per day for each day he devotes to MedCath’s business in excess of 50 days per year. Mr. Puckett’s employment agreement also contains severance arrangements regarding his compensation if his employment is terminated without cause. If MedCath terminates Mr. Puckett’s employment without cause, he will be entitled to receive two times his annual base salary at the time of termination payable over a period of 12 months and a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements payable within 30 days of his termination. He is also entitled to continued coverage under MedCath’s medical, disability and life insurance plans at MedCath’s expense until the earlier of two years or until he is covered by comparable benefit plans by another employer. If MedCath terminates Mr. Puckett’s employment for cause or if he terminates his employment without “good reason,” he is only entitled to a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. This agreement also contains a non-competition provision that prohibits Mr. Puckett from competing with MedCath, either directly or indirectly, for a period of 12 months following termination of his employment. In addition, he has agreed not to hire or solicit MedCath’s employees during this time.

Independent Directors

     The board of directors has determined that the following directors are free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, are “independent” as such term is defined by the listing standards of the Nasdaq National Market:

Adam H. Clammer
Edward A. Gilhuly
Robert S. McCoy, Jr.
John B. McKinnon
Galen D. Powers
Paul B. Queally
Ruth G. Shaw

Code of Ethics for Directors and Financial Professionals

     In December 2003, the board of directors adopted a Code of Ethics for Directors and Financial

Professionals (the “Code”) that meets the criteria for a code of ethics established by regulations promulgated by the SEC. The Code applies to each of MedCath’s directors and to its chairman, chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer, hospital chief financial officers, and any other employee designated by the chief financial officer who has significant responsibility for preparing or overseeing the preparation of MedCath’s financial statements and the other financial data included in MedCath’s periodic reports to the SEC and in other public communications made by MedCath. The Company will provide a copy of the Code upon request to any person without charge. Such requests should be submitted in writing to the Secretary of the Company.

Stockholder Communications and Annual Stockholder Meetings

     Stockholders who wish to communicate with directors may do so via the Internet by going to www.medcath.com, clicking on “Investor Relations,” then “Contact and Info Request,” and then the electronic mail address “IR@medcath.com” Alternatively, stockholders may mail their communications to the attention of “Investor Relations” at the Company’s executive offices. All correspondence to directors received electronically or otherwise will be forwarded by the Company’s investor relations department to individual directors per the stockholder’s instructions.

     Two directors attended the 2003 annual meeting of stockholders.

CERTAIN TRANSACTIONS

Stockholders’ Agreements

     The Company has a stockholders’ agreement with the investment partnerships sponsored by Kohlberg Kravis Roberts & Co., L.P. and Welsh, Carson, Anderson & Stowe, and individuals affiliated with their sponsors which own 31.1% and 31.0%, respectively, of MedCath’s outstanding common stock. The stockholders’ agreement, which governs the voting and certain other rights and obligations of these stockholders, provides that each party to the agreement will be entitled to designate a specified number of persons for election to MedCath’s board of directors and obligates the other parties to the agreement to vote their shares in favor of those designees.

     As a result, the affiliates of Kohlberg Kravis Roberts & Co., L.P. are entitled to designate four directors and the affiliates of Welsh, Carson, Anderson & Stowe are entitled to designate three directors. The number of directors that each of these affiliates is entitled to designate under the stockholders’ agreement decreases as their percentage ownership of MedCath’s common stock decreases. The affiliates of Kohlberg Kravis Roberts & Co., L.P. and of Welsh, Carson, Anderson & Stowe VII, L.P. will each be entitled, however, to designate at least one director so long as they own 5% or more of MedCath’s common stock on a fully-diluted basis.

     Under the stockholders’ agreement, the following actions also require the separate approval of a majority of the shares held by the affiliates of Kohlberg Kravis Roberts & Co., L.P. and a majority of the shares held by the affiliates of Welsh, Carson, Anderson & Stowe:

•	appointment, dismissal or replacement of MedCath’s chief executive officer,

•	mergers or consolidations with or into another corporation,

•	sales, transfers or disposals of all or substantially all of MedCath’s assets, and

•	acquiring, purchasing or investing in any material assets, or disposing of any material assets, other than in the ordinary course of business.

     These separate approval rights terminate for each of these groups of stockholders when the group’s ownership of MedCath’s common stock is less than 20% on a fully-diluted basis.

     The stockholders’ agreement also contains certain restrictions on the transfer of each group’s respective shares. Among these restrictions is a requirement that each of the parties to the stockholders’ agreement give the Company prior written notice of a proposed sale or other transfer of their shares, except for transfers to affiliates, distributions by a partnership to its partners, transfers to spouses or lineal descendants or transfers in connection with a public offering. Upon receipt of this notice of proposed sale, MedCath is obligated to notify the other parties to the stockholders’ agreement, each of whom has the right to sell a pro rata portion of its shares to the potential purchaser. These rights apply so long as the stockholders’ agreement is in effect.

     MedCath also has a registration rights agreement with affiliates of Kohlberg Kravis Roberts & Co., L.P. and Welsh, Carson, Anderson & Stowe VII, L.P. that gives each of them the right to require MedCath on multiple occasions to register their shares of common stock under the Securities Act of 1933, subject to certain exceptions stated in the registration rights agreement.

     MedCath also has entered into a stockholder’s agreement with Stephen R. Puckett, chairman of the board, that restricts his ability to transfer his shares of common stock. This agreement grants Mr. Puckett registration rights whenever MedCath proposes to register any of its common stock for sale to the public other than registrations on Form S-4 or Form S-8. In addition, under the management stockholder’s agreement, in the event of his death or permanent disability while he is employed by MedCath or if he is employed by MedCath until retirement at age 65 or over, Mr. Puckett may require MedCath to repurchase his shares at the market price per share and his options to purchase common stock for the in-the-money value of those options.

Contracts to Purchase Stock

     In March 2001, Mr. Puckett, David Crane, Dennis I. Kelly, and James E. Harris, entered into agreements with MedCath that obligate them to exercise on or before March 22, 2005 (or, if earlier, no later than the date their employment with MedCath terminates) certain stock options MedCath has granted to them prior to the date of the agreement (each a “Purchase Agreement”). If all of these options vest and become exercisable, these persons will be obligated under the Purchase Agreement to exercise options to purchase the number of shares set forth opposite their names below.

Name	Shares

Stephen R. Puckett	187,500
David Crane	175,000
Dennis I. Kelly	26,000
James E. Harris	25,000

     In September 2003, Mr. Crane resigned as the Company’s president and chief executive officer. The Company made a written demand of Mr. Crane to exercise the options to purchase 175,000 shares listed above at an exercise price of $19 per share, which the Company believes Mr. Crane is contractually obligated to do pursuant to the Purchase Agreement. Mr. Crane does not believe the Purchase Agreement is enforceable under North Carolina law and, accordingly, has refused to exercise the options. While the Company believes that all other matters with respect to Mr. Cranes’ severance have been resolved, it currently intends to file a lawsuit seeking to require Mr. Crane to exercise these options in accordance with the terms of the Purchase Agreement.

     In September 2003, Mr. Kelly resigned as an executive officer of the Company. The options listed above terminated automatically upon Mr. Kelly’s resignation. Accordingly, Mr. Kelly did not have obligation to exercise the options pursuant to the Purchase Agreement.

ACCOUNTING AND AUDIT MATTERS

Ratification of Appointment of Independent Accountants

     The audit committee of the board of directors has selected Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending September 30, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Approval by the stockholders of the selection of independent auditors is not required, but the audit committee believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the common stock present and entitled to vote on the matter do not approve the selection of Deloitte & Touche LLP at the meeting, the audit committee will investigate the reason for the rejection and reconsider the appointment.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2003 and the review of the Company’s quarterly financial statements during the fiscal year were $766,110.

All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP during the fiscal year ended September 30, 2003 for professional services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended September 30, 2003 were $159,624, including $100,004 for tax compliance services. The audit committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Financial Expert

     The board of directors has determined Robert S. McCoy, Jr. to be an “audit committee financial expert” as defined by regulations promulgated by the SEC.

Audit Committee Report

     The following is the report of the Audit Committee of the board of directors with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2003.

     The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s board of directors, a copy of which is attached as Appendix A to this proxy statement. Each of the members of the audit committee qualifies as an “independent” director under the applicable listing standards of the Nasdaq National Market and regulations promulgated by SEC.

     The audit committee has reviewed and discussed the Company’s audited financial statements with management. The audit committee has also discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which related to their independence from the Company and has discussed these matters with representatives of Deloitte & Touche LLP.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Respectfully submitted,

John T. Casey (resigned September 2003) John B. McKinnon Galen D. Powers Robert S. McCoy (appointed October 2003)

OTHER MATTERS

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Company’s 2005 annual meeting of stockholders must be received by the Company at its principal executive offices no later than the close of business on September 29, 2004 (the 120th day prior to the first anniversary of the date of this proxy statement) nor earlier than the close of business on August 30, 2004 (the 150th day prior to the first anniversary of the date of this proxy statement).

Expenses and Solicitation

     The Company will bear the entire cost of this proxy solicitation, including the preparation, printing, and mailing of the proxy statement, the proxy and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, or facsimile following the original solicitation.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers, and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2003, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 2003.

Appendix A

MedCath Corporation

Amended and Restated
Audit Committee Charter

A.	Purpose and Scope

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the accounting and financial reporting processes of the Company and independent audits of its financial statements. In addition, the Committee is designated as the committee of the Board having authority to oversee the corporate governance matters of the Company.

B.	Composition

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under rules or regulations of the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq National Market (“Nasdaq”), as in effect from time to time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement, and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. Unless a chair is elected by the full Board, the members of the Committee may designate a chair my majority vote of the full Committee membership.

C.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company’s Annual Report on Form 10-K. The Committee shall also review the Company’s quarterly financial statements prior to their inclusion in the Company’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to ensure that the independent accounting firm reviews the Company’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	Be directly responsible for the appointment, compensation, and oversight of the work of the independent accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work, including resolution of any disagreements between Company’s management and such accounting firm regarding financial reporting. The independent accounting firm so employed shall report directly to the Committee. The Committee shall have the ultimate authority and responsibility to select, evaluate, and, when warranted, replace such independent accounting firm (or recommend such replacement for stockholder approval in any proxy statement). The Committee shall approve all audit engagement fees and terms and all non-audit engagements of the independent accounting firm. The chair of the Committee may approve non-audit engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee for ratification at its next scheduled meeting.

5.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board (“ISB”) Standard No. 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationship or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as it may be modified or supplemented.

7.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8.	Evaluate the performance of the independent accounting firm and any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

Financial Reporting Process

9.	In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal financial and accounting controls and the Company’s internal audit function.

Compliance

10.	To the extent deemed necessary by the Committee, it shall have the authority to engage independent outside counsel and/or independent accounting consultants to review any matter under its responsibility.

11.	Establish procedures for (A) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

A-2

12.	Conduct a review of all related party transactions, as such term is defined in the qualitative listing requirements for Nasdaq issuers, on an ongoing basis, and approve any such transactions.

Reporting

13.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

D.	Oversight of Corporate Governance

To fulfill its corporate governance oversight responsibilities and duties, the Committee shall:

1.	Regularly review issues and developments related to corporate governance issues and formulate and make governance recommendations to the Board;

2.	Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each of its committees;

3.	Evaluate and recommend any revisions to board and committee meeting policies and logistics;

4.	Consider and recommend changes in the size of the Board; and

5.	On a periodic basis, solicit input from the Board and conduct a review of the effectiveness of the operation of the Board and its committees, including reviewing governance and operating practices.

A-3

Appendix B

MedCath Corporation

Nominating Committee Charter

Purpose

     The Board of Directors has created the Nominating Committee (the “Committee”) to:

•	identify individuals qualified to become directors, and

•	nominate individuals for election as directors.

Committee Membership

     The Committee shall be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq National Market, as in effect from time to time. The Committee members shall be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

     The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

     The Board has delegated to the Committee the authority to exercise its powers to nominate individuals for election to the Board at a meeting of stockholders and to fill vacancies. In exercising this authority, the Committee shall select nominees who, among other qualifications it deems appropriate, (i) have the highest personal and professional integrity, (ii) have demonstrated exceptional ability and judgment, and (iii) shall be most effective, in conjunction with incumbent members of the Board, in collectively serving the long-term interests of the Corporation and its stockholders.

     The Committee also shall review nominations made by stockholders to determine if such nominations satisfy the requirements of the Corporation’s Bylaws and applicable law.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to engage advisors to assist in identifying director candidates and to approve the fees and other retention terms of such engagements.

     The Committee shall review and reassess the adequacy of this charter periodically and recommend any proposed changes to the Board for approval.

MEDCATH CORPORATION

Annual Meeting of Stockholders to be held on March 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints John T. Casey, James E. Harris, and Philip D. Song and each of them, with full power of substitution, as proxies to represent and vote all shares of the common stock of MedCath Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on March 2, 2004, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 27, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors recommends a vote FOR the election of each nominee and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants.

☑ Please mark votes as in this example.

     This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of each nominee in Proposal 1 and FOR Proposal 2.

1.	To elect three individuals to the board of directors to serve for a three-year term as Class III director:

NOMINEES:	Adam H. Clammer	☐ FOR	☐ WITHHOLD
	Edward A. Gilhuly	☐ FOR	☐ WITHHOLD
	Paul B. Queally	☐ FOR	☐ WITHHOLD

2.	To ratify the appointment of Deloitte &Touche LLP as the Company’s independent accountants for the fiscal year ending September 30, 2004.

☐    FOR                                    ☐    AGAINST                                    ☐    ABSTAIN

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

SEE REVERSE SIDE

(Continued from other side)

     Please sign exactly as your name appears below. Joint owners must both sign. An attorney, executor, administrator, trustee, or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

Date:	, 2004

Signature of Stockholder

Signature if held jointly

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.    ☐ YES      ☐ NO